UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2014

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	980583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Sparrow Circle, White Plains, NY 10605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +972.4.824.2051

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information required by this item is included under Item 3.02 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Private Placement

On March 4, 2014, we issued 1,128,849 units to 13 investors in a non-brokered private placement, at a purchase price of $0.52 per unit for gross proceeds of $587,001. Each unit consisted of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling the holder to acquire one additional share of our common stock at a price of $0.52 per share for a period of three years.

We issued:

(i)

1,032,695 of these units to 12 non-US persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended; and

(ii)

96,152 of these units to one US person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these units to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Please review the form of securities purchase agreement and warrant certificate, filed as exhibits to this Current Report on Form 8-K, for a complete description of all of the terms and conditions of the private placement.

Convertible Debenture with Mediapark A.G.

On December 6, 2013, we entered into a convertible loan agreement with Mediapark A.G., a Marshall Islands company, pursuant to which Mediapark purchased an 8% unsecured convertible debenture (the “Debenture”) in the aggregate principal amount of US $100,000. On March 22, 2013, we entered a similar convertible loan agreement with Mediapark in the aggregate principal amount of $250,000. Section 8 of the agreement states that if we complete an equity financing prior to the maturity date of the loan, in an amount greater than $350,000 Mediapark would convert all our outstanding indebtedness into equity securities on the same terms as the current financing. As a result, we had $370,772 including principle and interest outstanding as at March 3, 2014 due to Mediapark and have therefore issued to Mediapark 713,023 shares of common stock at a price of $0.52 and 713,023 warrants to acquire additional shares of our common stock at a price of $0.52 per share for a period of three years in full payment of our indebtedness.

We granted the securities to one non-U.S. person (as that term is defined in Regulation S of the United States Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933.

Please review the form of convertible loan agreement, filed as an exhibit to our Current Report on Form 8-K December 16, 2013, for a complete description of all of the terms and conditions of the private placement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
10.1	form of subscription agreement
10.2	form of warrant
10.3	Convertible Loan Agreement dated December 6, 2013 with Mediapark Investments Limited
(attached as an exhibit to our current report on Form 8-K filed on December 16, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Dov Weinberg
Dov Weinberg
Chief Financial Officer, Secretary and Treasurer

March 4, 2014